As filed with the Securities and Exchange Commission on October 13, 2009

Registration No. 333-159610

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6 to FORM S-4

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

REITPlus, Inc.
(Exact name of registrant as specified in its charter)

Maryland	6798	20-8857707
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8 Greenway Plaza, Suite 1000
Houston, Texas 77046
(713) 850-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

H. Kerr Taylor, President
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
(713) 850-1400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

John A. Good, Esq.
Laura R. Brothers, Esq.
Bass, Berry & Sims PLC
100 Peabody Place, Suite 900
Memphis, TN 38103-2625
(901) 543-5900

          Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions of the proposed merger described herein have been satisfied or waived.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company
		(Do not check if a smaller reporting company)	☒

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II.

INFORMATION NOT REQUIRED IN JOINT PROXY STATEMENT/PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Maryland law permits a Maryland corporation to limit the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted under Maryland Law.

          The Maryland General Corporation Law (the “MGCL”) requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify any director or officer, among others, made a party to any proceedings by reason of service in such capacity unless it is established that: (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; but, if the proceeding is one by or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation, or if the proceeding is one charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, indemnification of the director or officer is not permitted if the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable to us or on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification. In addition, the MGCL permits a corporation to advance reasonable expenses to director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it ultimately is determined that the standard of conduct was not met.

          Our charter authorizes us to obligate ourselves, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which he or she may become subject by reason of his or her status as a present or former stockholder, director or officer or service in any such other capacity. Our charter also permits us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our company or a predecessor of our company. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

          The foregoing reference is necessarily subject to the complete text of our Charter and the statutes referred to above and is qualified in its entirety by reference thereto.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

          (a) Financial Statements. Financial statements included in the registration statement can be found in Annexes A, B and C.

          (b) Exhibits. The following exhibits are filed or furnished, as applicable as part of, or incorporated by reference into, this registration statement.

1.1

Dealer Manager Agreement, dated October 30, 2007, by and between REITPlus, Inc. and AmREIT Securities Company (previously filed and incorporated by reference to Exhibit 1.1 to Pre-Effective Amendment No. 3 to REITPlus’s Registration Statement on Form S-11 filed November 1, 2007)

1.2

Form of Selected Dealer Agreement (previously filed and incorporated by reference to Exhibit A to Exhibit 1.1 to Pre-Effective Amendment No. 3 to REITPlus’s Registration Statement on Form S-11 filed November 1, 2007)

2.1	Amended and Restated Agreement and Plan of Merger, dated July 10, 2009, between REITPlus, Inc. and AmREIT (included as Annex D to this joint proxy statement/prospectus)

3.1	Articles of Amendment and Restatement of REITPlus, Inc. (previously filed)

3.2

Amended and Restated Bylaws of REITPlus, Inc. (previously filed and incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 1 to REITPlus’s Registration Statement on Form S-11, filed July 20, 2007)

3.3	Amended and Restated Declaration of Trust of AmREIT (previously filed and incorporated by reference to Appendix A to AmREIT’s 2009 Proxy Statement, filed April 7, 2009)

3.4	Bylaws of AmREIT (previously filed and incorporated by reference to Exhibit 3.2 of AmREIT’s Annual Report on Form 10-KSB for the year ended December 31, 2002, filed on April 4, 2003)

4.1	Form of Subscription Agreement (previously filed and incorporated by reference to Appendix B to REITPlus’s Prospectus, filed November 21, 2007)

4.2	Distribution Reinvestment Plan (previously filed and incorporated by reference to Appendix C to REITPlus’s Prospectus, filed November 21, 2007)

5.1	Opinion of Venable LLP regarding the legality of REITPlus Common Stock (previously filed)

8.1	Opinion of Bass, Berry & Sims PLC regarding the tax matters and consequences to shareholders

8.2	Opinion of Bass, Berry & Sims PLC regarding the tax matters and consequences to shareholders

10.2

Escrow Agreement, dated October 30, 2007, by and among REITPlus, Inc., AmREIT Securities Company and Wells Fargo Bank, N.A. (previously filed and incorporated by reference to Exhibit 10.1 to Pre-Effective Amendment No. 3 to REITPlus’s Registration Statement on Form S-11, filed November 1, 2007)

10.3

Advisory Agreement, dated as of October 30, 2007, by and among REITPlus, Inc., REITPlus Operating Partnership, LP, REITPlus Advisor, Inc. and AmREIT (previously filed and incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 3 to REITPlus’s Registration Statement on Form S-11, filed November 1, 2007)

10.4

REITPlus, Inc. 2007 Independent Directors Stock Incentive Plan, dated October 31, 2007 (previously filed and incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 3 to REITPlus’s Registration Statement on Form S-11, filed November 1, 2007)

10.5

First Amended and Restated Limited Partnership Agreement of REITPlus Operating Partnership, LP, dated October 31, 2007 (previously filed and incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 3 to REITPlus’s Registration Statement on Form S-11, filed November 1, 2007)

10.6

Amended and Restated Revolving Credit Agreement [Modification Agreement], effective December 8, 2003, by and among AmREIT and Wells Fargo Bank relating to a $30,000,000 loan (previously filed and incorporated by reference to Exhibit 10. of AmREIT’s Annual Report on Form 10-KSB for the year ended December 31, 2003, filed on March 30, 2004)

10.7

Eighth Modification Agreement, effective November 4, 2005, by and between AmREIT and Wells Fargo Bank, relating to a $40,000,000 loan and modifying the September 4, 2003 Revolving Credit Agreement (previously filed and incorporated by reference to Exhibit 10.3 to AmREIT’s Annual Report on Form 10-K for the year ended December 31, 2005)

10.8

Revolving Credit Agreement, effective October 30, 2007, by and between AmREIT and Wells Fargo Bank (previously filed and incorporated by reference to Exhibit 10.4 to AmREIT’s Annual Report on Form 10-K for the year ended December 31, 2005)

10.9

Amended and Restated Revolving Credit Agreement, effective as of November 21, 2008, by and between AmREIT and Wells Fargo Bank, National Association (previously filed and incorporated by reference to Exhibit 10.5 to AmREIT’s Annual Report on Form 10-K for the year ended December 31, 2008)

21.1	Subsidiaries of REITPlus (previously filed and incorporated by reference to Exhibit 21.1 to REITPlus’s Registration Statement on Form S-11, filed May 31, 2007)

21.2	Subsidiaries of AmREIT (previously filed and incorporated by reference to Exhibit 21.1 to AmREIT’s Annual Report on Form 10-K for the year ended December 31, 2008)

23.1	Consent of KPMG LLP with respect to REITPlus, Inc. (previously filed)

23.2	Consent of KPMG LLP with respect to Shadow Creek, LLC (previously filed)

23.3	Consent of KPMG LLP with respect to AmREIT (previously filed)

23.4	Consent of Venable LLP (included in Exhibit 5.1)

23.5	Consent of Bass, Berry & Sims PLC (included in Exhibits 8.1 and 8.2)

23.6	Consent of KeyBanc Capital Markets (previously filed)

24.1	Powers of Attorney (previously filed)

99.1	REITPlus Proxy Card

99.2	AmREIT Proxy Card

99.3	Opinion of KeyBanc Capital Markets, Inc., dated May 20, 2009 (previously filed and included as Annex E hereof)

ITEM 22. UNDERTAKINGS

The undersigned registrant hereby undertakes as follows:

(1) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(2) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

           (3) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

           (4) That every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

           (5) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (6) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (7) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           (9) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

           (10) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

           (11) The undersigned registrant hereby undertakes to file the financial statements as required by Form 10-K annually and to provide each shareholder the financial statements required by Form 10-K for such year.

SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 13, 2009.

REITPLUS, INC.

By:	/s/ H. Kerr Taylor
H. Kerr Taylor
President, Chairman of the Board and Chief
Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ H. Kerr Taylor
H. Kerr Taylor	President, Chairman of the Board and Chief Executive Officer	October 13, 2009
(Principal Executive Officer)

/s/ Chad C. Braun
Chad C. Braun	Chief Financial Officer, Executive Vice President, Treasurer and Director	October 13, 2009
(Principal Financial Officer)
(Principal Accounting Officer)

*
Brent M. Longnecker	Director	October 13, 2009

*
Scot J. Luther	Director	October 13, 2009

*
Mack D. Pridgen III	Director	October 13, 2009

* By: /s/ Chad C. Braun
Attorney-in-Fact